Exhibit 15.3

http://www.hanshenglaw.cn

中国上海市杨高南路729号	电子邮件	E-mail:	hansheng@hanshenglaw.cn
陆家嘴世纪金融广场1号楼22-23层	电 话	Tel.:	86-21-5187 7676
邮政编码：200127	传 真	Fax:	86-21-6185 9565

22-23/F, Building 1, Lujiazui Century Financial Plaza

No.729 South Yanggao Road

Shanghai 200127, PRC

November 13, 2019

China Rapid Finance Limited

2nd Floor, Building D, BenQ Plaza

207 Songhong Road

Changning District, Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 4. Information on the Company—C. Organizational Structure” in China Rapid Finance Limited’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission (the “SEC”) in November 2019. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2018. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Hansheng Law Offices
Hansheng Law Offices